Exhibit 5.1

812 SAN ANTONIO STREET SUITE 600 AUSTIN, TEXAS 78701 TEL 512 • 583 • 5900 FAX 512 • 583 • 5940

November 12, 2014

Board of Directors

Business First Bancshares, Inc.

Business First Bank Plaza

8440 Jefferson Highway, Suite 101

Baton Rouge, Louisiana 70809

Ladies and Gentlemen:

We have acted as special counsel to Business First Bancshares, Inc., a Louisiana corporation (“Company”), and are furnishing this opinion letter to the Company, in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offering of up to 2,556,373 shares of the Company’s common stock, par value $1.00 per share (the “Shares”), which may be issued to the shareholders of American Gateway Financial Corporation, a Louisiana corporation (“AGFC”), in connection with the proposed merger (the “Merger”) of AGFC with and into B1B Interim Corporation, a Louisiana corporation and wholly owned subsidiary of the Company (“B1B”), pursuant to that certain Agreement and Plan of Reorganization dated as of July 24, 2014, and amended as of November 10, 2014, by and between the Company, AGFC and B1B.

In connection with the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we considered necessary to enable us to render this opinion, including but not limited to:

•	The Company’s Articles of Incorporation, as amended and restated;

•	The Company’s Bylaws, as amended to date;

•	Resolutions adopted by the Company’s Board of Directors relating to the Registration Statement as certified by the Secretary of the Company;

•	The Registration Statement; and

November 12, 2014

•	Such other necessary documents, papers and matters of law as we have deemed necessary under the circumstances.

In our examination, we have assumed the legal capacity of all natural persons, genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies thereof and completeness of all records, information and statements submitted to us by officers and representatives of the Company. We have also assumed that the Shares will be issued against receipt of valid consideration under applicable law and that the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to any facts material to our opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

We express no opinion herein as to the law of any state or jurisdiction other than the statutory laws of the State of Louisiana and the federal laws of the United States of America.

On the basis of the foregoing and in reliance thereon, it is our opinion that the Company’s Shares covered by the Registration Statement have been duly authorized and, when issued in accordance with the terms, conditions and provisions described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

In giving the foregoing opinion, we have assumed that the Company will have, at the time of the issuance of the Shares pursuant to the Registration Statement, a sufficient number of authorized shares of common stock available for issue.

We consent to the use of this opinion as Exhibit 5.1 to the Company’s Registration Statement on Form S-4 and to the reference to our firm appearing in the prospectus filed as part of the Registration Statement, filed by the Company with the Commission, as well as to any amendments or supplements thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Sections 7 or 11 of the Securities Act or the rules and regulations thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

November 12, 2014

Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP

Fenimore, Kay, Harrison & Ford, LLP